SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

_____________________

Date of Report: September 3, 2004

FindWhat.com, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

FindWhat.com
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

     Information provided under Item 8.01 contained herein.

Item 8.01.   Other Events and Regulation FD Disclosure

     On September 3, 2004, FindWhat.com, Inc., a Delaware corporation (“FindWhat-Delaware”) issued a press release entitled, “FindWhat.com Announces Delaware Reincorporation” in connection with the change of corporate domicile of FindWhat.com, a Nevada corporation (“FindWhat-Nevada”) from Nevada to Delaware. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The reincorporation in Delaware was effected through a merger (the “Merger”) of FindWhat-Nevada and FindWhat-Delaware, a corporation formed as a wholly owned subsidiary of FindWhat-Nevada for the purpose of effecting the reincorporation. FindWhat-Delaware was the surviving corporation in the Merger as set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware on September 3, 2004. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of September 2, 2004, by and between FindWhat-Nevada and FindWhat-Delaware (the “Merger Agreement”), which Merger Agreement was recommended for approval by the board of directors of both FindWhat-Nevada and FindWhat-Delaware and duly approved by the stockholders of FindWhat-Nevada at their 2004 annual meeting on June 4, 2004 and by the stockholders of FindWhat-Delaware by written action.

     In connection with the Merger and pursuant to the Merger Agreement: (i) each share of FindWhat-Nevada common stock, par value $0.001 per share, outstanding immediately prior to the effective time of the Merger was automatically converted into one share of FindWhat-Delaware’s common stock, par value $0.001 per share, with the result that FindWhat-Delaware is now the publicly held corporation and FindWhat-Nevada has been merged out of existence by operation of law; (ii) the stockholders of FindWhat-Nevada immediately prior to the Merger became the stockholders of FindWhat-Delaware immediately after the Merger; (iii) each option and warrant to acquire shares of FindWhat-Nevada common stock outstanding immediately prior to the Merger was converted into and became an equivalent option or warrant to acquire, upon the same terms and conditions, the equal number of shares of FindWhat-Delaware’s common stock (whether or not such option or warrant was then exercisable) and the exercise price per share under each respective option or warrant remained equal to the exercise price per share immediately prior to the Merger; (iv) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of FindWhat-Delaware immediately prior to the Merger remained the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of FindWhat-Delaware following the Merger; and (v) the directors and officers of FindWhat-Nevada in office immediately prior to the Merger became the directors and officers FindWhat-Delaware following the Merger.

     The shares of common stock, par value $0.001 per share, of FindWhat-Delaware issued in connection with the Merger are deemed registered in accordance with Section 12(g) of the

Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) of the Exchange Act rules. FindWhat-Delaware’s common stock will continue to trade on the Nasdaq National Market under the ticker symbol “FWHT.”

Item 9.01.   Financial Statements and Exhibits.

     (c)      Exhibits

      .

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between FindWhat.com, a Nevada corporation and FindWhat.com, Inc., a Delaware corporation, dated September 2, 2004.

3.1	Amended and Restated Certificate of Incorporation of FindWhat.com, Inc., dated March 12, 2004.

3.2	Amended and Restated Bylaws of FindWhat.com, Inc., dated March 12, 2004.

99.1	Press Release, dated September 3, 2004, entitled “FindWhat.com Announces Delaware Reincorporation.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FindWhat.com, Inc.

Date: September 3, 2004	By:	/s/ Craig A. Pisaris-Henderson

Craig A. Pisaris-Henderson
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between FindWhat.com, a Nevada corporation and FindWhat.com, Inc., a Delaware corporation, dated September 2, 2004.

3.1	Amended and Restated Certificate of Incorporation of FindWhat.com, Inc., dated March 12, 2004.

3.2	Amended and Restated Bylaws of FindWhat.com, Inc., dated March 12, 2004.

99.1	Press Release, dated September 3, 2004, entitled “FindWhat.com Announces Delaware Reincorporation.”